©2015 MasterCard. Proprietary MasterCard Incorporated Fourth-Quarter and Full-Year 2014 Financial Results Conference Call January 30, 2015

©2015 MasterCard. Proprietary Business Update Financial & Operational Overview Economic Update Business Highlights Page 2

©2015 MasterCard. Proprietary 4th Quarter Selected Financial Performance ($ in millions, except per share data) 4Q 14 4Q 13 Non-GAAP excl. special item* Net revenue 2,416$ 2,126$ 14% 17% Total operating expenses 1,398 1,111 26% 29% Operating income 1,018 1,015 0% 3% Operating margin 42.1% 47.7% (5.6) ppts (5.4) ppts Net income 801$ 684$ 17% 21% Diluted EPS 0.69$ 0.57$ 21% 25% Effective tax rate 20.3% 32.0% FX Adjusted YOY Growth As Reported excl. special item* Note: Figures may not sum due to rounding. *See Appendix of this presentation and our earnings release for GAAP reconciliations of the special item. Page 3

©2015 MasterCard. Proprietary 4th Quarter Gross Dollar Volume (GDV) ($ in billions) Notes: 1. Growth rates are shown in local currency 2. Figures may not sum due to rounding $621 $642 $155 $166 $466 $476 $485 $530 $169 $182 $316 $348 $0 $200 $400 $600 $800 $1,000 $1,200 4Q 13 4Q 14 4Q 13 4Q 14 4Q 13 4Q 14 Credit Debit $1,105 $1,172 $324 $348 $782 $824 4 Worldwide 13% Growth United States 8% Growth Rest of World 15% Growth Page

©2015 MasterCard. Proprietary 4th Quarter Processed Transactions and Cards Cards 9% Growth Note: Figures may not sum due to rounding 1,265 1,437 705 703 0 500 1,000 1,500 2,000 4Q 13 4Q 14 C ar ds (i n m ill io ns ) MasterCard Cards Maestro Cards 1,970 10,372 11,562 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 4Q 13 4Q 14 Tr an sa ct io ns (i n m ill io ns ) Processed Transactions 11% Growth 5 2,140 Page

©2015 MasterCard. Proprietary $972 $730 $949 $400 ($925) $2,126 $1,018 $774 $1,063 $495 ($934) $2,416 -$1,500 -$1,000 -$500 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 Domestic Assessments Cross-Border Volume Fees Transaction Processing Fees Other Revenues Rebates and Incentives Total Net Revenue 4Q 13 4Q 14 Note: Figures may not sum due to rounding 4th Quarter Revenue ($ in millions) 5% 6% 12% 24% 1% 14% As-reported 17% 3% 28% 15% 8% FX-adjusted 7% Page 6

©2015 MasterCard. Proprietary $719 $321 $71 $1,111 $977 $337 $84 $1,398 $0 $400 $800 $1,200 $1,600 General & Administrative Advertising & Marketing Depreciation & Amortization Total Operating Expenses* 4Q 13 4Q 14 4th Quarter Operating Expenses ($ in millions) 36% 5% 19% 26%* As-reported 29%* FX-adjusted 38% 9% 19% Note: Figures may not sum due to rounding *See Appendix of this presentation and our earnings release for GAAP reconciliations of the special item. Page 7

©2015 MasterCard. Proprietary Looking Ahead Business update through January 21 Thoughts for 2015 Long-Term Performance Objectives • Discussion on FX • Revenue • Expenses • Tax Rate Page 8

©2015 MasterCard. Proprietary

Appendix A

Impact of Various Items on Financial Results

MasterCard

Page 10

Q4 2014 - Increase / (Decrease)	As Reported	2013 MDL Accrual[1]	Non-GAAP	Restructuring[2]	Tax Reorganization[3]	Acquisitions[4]	Excluding All Impacts
Net revenue growth	14%	—	14%	—	—	3%	11%
Total operating expense growth	16%	(10)%	26%	8%	—	9%	10%
Net income growth	29%	11%	17%	(9)%	20%	(5)%	10%
Effective Tax Rate	20.3%		20.3%	0.1%	(13.7)%	1.0%	33.0%
Diluted Earnings per Share	$0.69		$0.69	($0.05)	$0.12	($0.03)	$0.65

Full-Year 2014 - Increase / (Decrease)	As Reported	2013 MDL Accrual[1]	Non-GAAP	Restructuring[2]	Tax Reorganization[3]	Acquisitions[4]	Excluding All Impacts
Net revenue growth	14%	—	14%	—	—	2%	12%
Total operating expense growth	14%	(3)%	17%	2%	—	6%	8%
Net income growth	16%	2%	14%	(2)%	4%	(2)%	13%
Effective Tax Rate	28.8%		28.8%	—	(2.7)%	(0.1)%	31.6%
Diluted Earnings per Share	$3.10		$3.10	($0.05)	$0.12	($0.04)	$3.07

[1] Incremental accrual for U.S. merchant litigation of $95M taken in Q4 2013; conforms to GAAP Reconciliation table in earnings release

[2] Restructuring charge of $87M taken in Q4 2014

[3] Tax benefit of $139M relating to a tax reorganization

[4] Impact of acquisitions includes results of businesses acquired in 2014 and consolidation of our majority-owned investment in HomeSend

Note: Figures may not sum due to rounding

©2015 MasterCard. Proprietary